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                                                                     EXHIBIT 5.1

                                        January 30, 1997



International CableTel Incorporated
110 East 59th Street
New York, New York 10022

               Re:  International CableTel Incorporated
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

          I am General Counsel of International CableTel Incorporated, a Delaware corporation (the "Company"), and I am familiar with proceedings taken by the Company in connection with the preparation of a registration statement on Form S-3 (File No. 333-16751) (the "Registration Statement") relating to the registration for resale of 3,365,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), of which: (a) 1,415,000 shares (the "Issued Shares") of Common Stock were issued by the Company on August 30, 1996 pursuant the Share Exchange Agreement (as defined in the Registration Statement); and (b) up to 1,950,000 shares (the "Issuable Shares") of Common Stock are issuable upon conversion or redemption of, or otherwise pursuant to the terms of, the 780 shares of the Company's Series A Non-voting Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), issued pursuant to the Share Purchase Agreement (as defined in the Registration Statement).

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration State-
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International CableTel Incorporated
January 30, 1997
Page 2

ment as filed with the Securities and Exchange Commission (the "Commission") on November 25, 1996 under the Act, Amendment No. 1 thereto filed with the Commission on January 16, 1997 and Amendment No. 2 thereto filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement"); (b) the Certificate of Designations of Preferred Stock of the Company dated as of October 7, 1996 pursuant to which the rights and preferences of the Preferred Stock were designated; (c) certain resolutions of the Board of Directors of the Company and the Preferred Stock Committee of the Board of Directors of the Company, in each case relating to the issuance of the Issued Shares, the Preferred Stock and the Issuable Shares and related matters; (d) the Restated Certificate of Incorporation of the Company, as presently in effect; (e) the Restated By-Laws of the Company, as presently in effect; (f) the Share Exchange Agreement; and
(g) the Share Purchase Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate and other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

          I am admitted to the bar in the State of New York, and I am opining herein as to the effect of only the laws of the State of New York and the General Corpo-
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International CableTel Incorporated
January 30, 1997
Page 3

ration Law of the State of Delaware. I express no opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, I am of the opinion that: (a) the Issued Shares are validly issued, fully paid and nonassessable; and (b) the Issuable Shares, when the shares of Preferred Stock are converted into, or redeemed in exchange for, shares of Common Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement.


                              Very truly yours,

                              /S/ Richard J. Lubasch

                              Richard J. Lubasch